PRIVATE & CONFIDENTIAL

PARADIGM CAPITAL

Project Caber Discussion Materials

July 15, 2023

Table of Contents

PARADIGM CAPITAL

1. Introduction & Scope of Review

Introduction

- Paradigm Capital Inc. ("**Paradigm Capital**" or "**Paradigm**") has prepared the following analysis for Poplar (the "**Company**") on the potential acquisition (the "**Transaction**") of Poplar by Glatt

- Paradigm Capital understands that Poplar intends to enter into an arrangement agreement (the "**Arrangement Agreement**") with Glatt whereby Glatt will acquire all issued and outstanding shares of Poplar that it does not already own at a price of US$2.11 in cash for each share (the "**Consideration**")

Paradigm Capital's Services As Financial Advisor To The Company

- The Company has retained Paradigm Capital as financial advisor in connection with a potential Transaction and to deliver an opinion (the "**Opinion**") as to the fairness, from a financial point of view, of the Consideration being offered pursuant to the Transaction

- This presentation does not include any Opinion and is for discussion purposes only; however, Paradigm Capital intends to provide its Opinion in addition to this presentation

- The analyses contained in this presentation and any opinions drawn from such analyses are valid only on the date thereof

Background to Paradigm Capital's Engagement

- Paradigm Capital was formally engaged by the Company pursuant to an engagement agreement dated May 24, 2023, and began work immediately

- Paradigm Capital was previously engaged as financial advisor to the Company in connection with the NewRange Copper Nickel Joint Venture agreement with Trent, pursuant to an engagement agreement dated May 25, 2022

Scope of Review

- In connection with the Transaction, Paradigm Capital has relied upon the following:
  a) Poplar's annual information form for the year ended December 31, 2022;
  b) Drafts of the Arrangement Agreement dated June 30, 2023, July 05, 2023, July 10, 2023, July 13, 2023 and July 14, 2023;
  c) Drafts of the Plan of Arrangement dated June 30, 2023, July 05, 2023, July 10, 2023, July 13, 2023 and July 14, 2023;
  d) Poplar's audited annual consolidated financial statements and management's discussion and analysis for the year ended December 31, 2022;
  e) Poplar's unaudited condensed interim consolidated financial statements and management's discussion and analysis for the quarters ended March 31, 2022, June 30, 2022, September 30, 2022 and March 31, 2023;
  f) Form NI 43-101F1 Technical Report for the NorthMet Copper-Nickel Project issued on December 30, 2022 with an effective date of October 31, 2022;
  g) Form NI 43-101F1 Technical Report for the Mesaba Project issued on November 28, 2022 with an effective date of November 28, 2022;
  h) Form NI 43-101F1 Technical Report for the NorthMet Project issued on March 27, 2018 with an effective date of March 26, 2018;
  i) Certain internal financial forecasts provided by or on behalf of Poplar;
  j) Press releases, material change reports and other public documents filed by Poplar for the period from December 2020 to July 2023;
  k) Other publicly available information relating to Poplar and other select public entities that Paradigm Capital considered relevant, including trading statistics, select financial information and metrics on comparable acquisition transactions, including, without limitation, a financial model that includes the Mesaba Project and public resource statement disclosure relating to the Mesaba Project;
  l) Various equity research reports on Poplar;
  m) Precedent transactions disclosure;
  n) Public market comparables disclosure;
  o) Due diligence calls with Poplar's management on to discuss the Transaction and financial forecast;
  p) Certain internal and financial information and other non-public disclosure regarding the Company, provided in a data room or at the request of Paradigm Capital by or on behalf of the Company;
  q) A draft press release outlining the Transaction (the "**Transaction Press Release**")
  r) The certificate of representation signed by the Chief Executive Officer and the Chief Financial Officer of Poplar dated July 15, 2023 as to the completeness and accuracy of the financial information, and other information, data, advice, opinions and other materials in respect of Poplar provided to Paradigm Capital, by or on behalf of Poplar; and
  s) Such other information, analyses, investigations and discussions as Paradigm Capital considered necessary or appropriate in the circumstances

2. Poplar Overview

Poplar Overview

Company Description

- Poplar is developing the NewRange Copper Nickel joint venture with Trent which consists of the NorthMet and Mesaba copper, nickel, and precious metals deposits located in the Duluth complex in Minnesota
  - Poplar owns a 50% interest in the NewRange Copper Nickel joint venture with Trent
  - Poplar is focused on developing the NorthMet Project and continues to explore and evaluate the Mesaba copper-nickel deposit as part of the NewRange Copper Nickel joint venture
- In November 2022, Poplar released a NI 43-101 technical report on the Mesaba copper-nickel deposit
- In December 2022, Poplar released a NI 43-101 technical report on the NorthMet Project reiterating total production of 225Mt of ore over a 20-year mine life

Share Price Performance



Share Price (US$)
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
Aug-22
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
180
160
140
120
100
80
60
40
20
0
Volume (000s)
Volume
Poplar Share Price

Capitalization

	C$	US$
Share Price	$2.69	$2.05
FDITM Shares Outstanding (M)(1)	196.0	196.0
FD Market Capitalization (M)	**$527.3**	**$401.9**
(-) Cash (M)(2)	($126.2)	($95.8)
(+) Debt (M)(2)	$0.10	$0.07
FD Enterprise Value (M)	**$401.2**	**$306.1**

Corporate Governance

Management

Jonathan Cherry Chairman, President, CEO	**Patrick Keenan** CFO

Board of Directors

Alan R. Hodnick Lead Independent Director	**Matthew Rowlinson** Director
David J. Fermo Director	**Stephen Rowland** Director
David Dreisinger Director	**John Burton** Director

Key Shareholders

Shareholder	Ownership(3)
Glatt	82.0%
BlackRock	1.0%
State Street Global Advisors	0.2%
Jon Cherry	0.2%
Geode Capital Management	0.2%
Pat Keenan	0.1%

Source: FactSet, S&P Capital IQ, company filings; as of July 14, 2023
1) Based on the treasury stock method; 2) Management estimate as of July 14, 2023; 3) On a fully diluted basis

NewRange Copper Nickel

Asset Overview

- The NewRange Copper Nickel joint venture consists of the NorthMet and Mesaba deposits which are both located in northeastern Minnesota and are a part of the Duluth Complex
- The NorthMet Project features significant assets including the mineral deposit itself as well as critical infrastructure, including existing rail, roads, utilities, plant site and established supplier networks
- The Mesaba Project has excellent access to power, road, and rail, with the mineral property being located immediately adjacent to the NorthMet mineral deposit and to the Northshore iron ore mine
- The NorthMet and Mesaba deposits are both planned to be mined using conventional open pit methods

Asset Location


Mesabi Range
DULUTH COMPLEX
Lake Superior
Northeastern Minnesota
Eastern Mesabi Range and the Duluth Complex

Mineral Resource Statement(1)

Mineral Reserves	CuEq Reserves (Mlbs)	Cu (Mlbs)	Au (Moz)	Ag (Moz)	Ni (Mt)	Co (Mt)	Pt (Moz)	Pd (Moz)
Total Reserves	**4,174**	**0.76**	**0.33**	**9.0**	**0.22**	**0.019**	**0.67**	**2.28**

Mineral Resources(2)	CuEq Reserves (Mlbs)	Cu (Mlbs)	Au (Moz)	Ag (Moz)	Ni (Mt)	Co (Mt)	Pt (Moz)	Pd (Moz)
Total M&I	**39,859**	**9.41**	**1.97**	**86.79**	**2.29**	**0.18**	**2.89**	**8.75**
Inferred	26,490	5.77	1.52	52.50	1.49	0.11	2.65	9.06
Total Resources	**66,349**	**15.18**	**3.49**	**139.29**	**3.79**	**0.29**	**5.54**	**17.81**

Source: Company filings; Based on the Mesaba NI 43-101 technical report filed on November 28, 2022 and NorthMet NI 43-101 technical report filed on December 30, 2022
1) Reserves and Resources are shown on a 100% basis; 2) Exclusive of Mineral Reserves

12-Month Share Price History



$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
Poplar Share Price (US$)
$4.40
$4.20
$4.00
$3.80
$3.60
$3.40
$3.20
$3.00
Copper Price (US$/lbs)
July 20, 2022: Announcement of 50:50 Joint Venture Agreement (NewRange Copper Nickel) with Trent
February 27, 2023: Rights Offering Circular filed
July 3, 2023: Poplar announces non-binding proposal from Glatt to go private for US$2.11 per share
Offer Price: US$2.11
Current Price: US$2.05
February 15, 2023: Closing of NewRange Copper Nickel joint venture with Trent
December 30, 2022: Release of updated NI 43-101 technical report on NorthMet
June 6, 2023: U.S. Army Corps rescinds the NewRange Copper Nickel project wetlands permit
November 28, 2022: Release of NI 43-101 technical report on Mesaba
20-Day VWAP(1): US$0.94
April 10, 2023: Rights Offering closed
June 30, 2023: US$0.79 unaffected share price
Aug-22
Sep-22
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Poplar Share Price
Copper Price

Source: FactSet; as of July 14, 2023
1) Unaffected VWAP across all exchanges as of June 30, 2023

12-Month Share Price History



$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
Poplar Share Price (US$)
30,000
25,000
20,000
15,000
10,000
5,000
0
Volume (000s)
July 20, 2022: Announcement of 50:50 Joint Venture Agreement (NewRange Copper Nickel) with Trent
February 27, 2023: Rights Offering Circular filed
July 3, 2023: Poplar announces non-binding proposal from Glatt to go private for US$2.11 per share
Offer Price: US$2.11
Current Price: US$2.05
February 15, 2023: Closing of NewRange Copper Nickel joint venture with Trent
December 30, 2022: Release of updated NI 43-101 technical report on NorthMet
June 6, 2023: U.S. Army Corps rescinds the NewRange Copper Nickel project wetlands permit
November 28, 2022: Release of NI43-101 technical report on Mesaba
20-Day VWAP(1): US$0.94
April 10, 2023: Rights Offering closed
June 30, 2023: US$0.79 unaffected share price
Aug-22
Sep-22
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Volume
Poplar Share Price

Source: FactSet; as of July 14, 2023
1) Unaffected VWAP across all exchanges as of June 30, 2023

PARADIGM CAPITAL

3. Transaction Overview

Transaction Overview

Key Terms & Conditions

Proposed Transaction	• Acquisition of all outstanding shares of Poplar not currently owned by Glatt and / or its affiliates under the Business Corporations Act (British Columbia)
Consideration	• Cash consideration of US$2.11 for each share
Conditions of the Offer	• Termination fee equal to US$12,000,000 • Receipt by the Special Committee ("**SC**") of an Independent Valuation and Fairness Opinion in oral form, and recommendation by the SC that Poplar's Board and shareholders approve the Transaction • Receipt by Poplar's Board of the Independent Valuation and Fairness Opinion in oral form, and recommendation by the Board that Poplar's shareholders approve the Transaction • Receipt of court and regulatory approvals • Shareholder approval for the Transaction shall be the affirmative vote of: i. 66⅔ of the votes cast by shareholders, voting together as a single class, present in person or represented by proxy; and ii. A majority of the votes cast by the shareholders present in person or represented by proxy excluding for this purpose votes attached to the company shares held by persons described in item (a), item (b), item (c) and item (d) of Section 8.1(2) of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("**MI 61-101**")

Transaction Summary

Implied Valuation		
Current Price Per Share[1]	C$	$2.69
Current Price Per Share	US$	$2.05
Offer Price Per Share	US$	$2.11
FDITM Shares Outstanding[2]	M	196.0
Implied Equity Value at Offer Price	**US$M**	**$413.6**
(-) Cash[3]	US$M	($95.8)
(+) Debt[4]	US$M	$0.1
Implied Enterprise Value at Offer Price	**US$M**	**$317.9**
Implied Enterprise Value at Offer Price	**C$M**	**$418.7**

Transaction Premiums		**Metric**	**Premium**
Premium to Current Price Per Share	US$	$2.05	2.9%
Premium to Unaffected Price[5]	US$	$0.79	168.5%
Premium to Rights Offering Price[6]	US$	$2.11	0.0%
Premium to Joint Venture Closing Price[7]	US$	$2.31	(8.7%)
Premium to Unaffected 20-Day VWAP[5]	US$	$0.94	125.6%
Premium to Unaffected 30-Day VWAP[5]	US$	$1.01	110.0%
Premium to Unaffected 90-Day VWAP[5]	US$	$1.56	35.7%

Implied Multiples		**Metric**	**Multiple**	**Comps[9]**
P / NAV - 118kstpd With HydroMet[8]	US$	$4.42	0.48x	0.41x
EV / CuEq Reserves	Mlbs	2,087	$0.152	$0.157
EV / CuEq R&R	Mlbs	35,262	$0.009	$0.030

Source: FactSet, S&P Capital IQ, Bloomberg, company filings and management estimates
1) As of July 14, 2023; 2) Based on the treasury stock method and includes basic shares outstanding, restricted share units and bonus shares outstanding based on the Bonus Share Incentive Plan; 3) Management estimate as of June 3, 2023; 4) As of March 31, 2023; 5) As of June 30, 2023; 6) As of April 10, 2023; 7) As of February 15, 2023; 8) Based on NPV_8; 9) Median for public market comparables (see page 17 for further details)

PARADIGM CAPITAL

4. Views on Value

Approach to Value

- Paradigm has approached views on value of Poplar shares using standard value methodologies; multiples of publicly traded comparable companies, multiples of precedent transactions and discounted flow analysis based on Poplar's 50% interest in the New Range Copper Nickel joint venture

Discounted Cash Flow Analysis	• Paradigm has prepared a discounted cash flow analysis for NewRange Copper Nickel based on Poplar's financial model, adjusted for current consensus commodity prices, using a discount rate of 8%: o Paradigm has analyzed the 118kstpd throughput financial model which utilizes the HydroMet facility for its analysis
Comparable Companies Analysis	• Paradigm has selected 8 copper development companies and 4 nickel development companies based on project stage of development and other relevant factors, and evaluated them on the following metrics: o Price / NAV o Enterprise Value / CuEq Reserves o Enterprise Value / CuEq Reserves & Resources (**"R&R"**)
Precedent Transactions Analysis	• Paradigm has selected 10 copper development precedent transactions and 6 nickel development transactions since 2018 based on an enterprise value less than US$1.5B, and evaluated them on the following metrics: o Price / NAV o Enterprise Value / CuEq Reserves o Enterprise Value / CuEq R&R

Summary Views on Value

Metric	Methodology	Metric	Multiple Range	Implied Share Price (US$)
Discounted Cash Flow Analysis	Public Market Comparables	**$867M**	P / NAV 0.30 – 0.50x	$1.33 – $2.21
	Precedent Transactions		P / NAV 0.40 – 0.60x	$1.77 – $2.65
CuEq Reserves	Public Market Comparables	**2,087Mlbs**	EV / CuEq Reserves US$0.10 – US$0.20	$1.55 – $2.62
	Precedent Transactions		EV / CuEq Reserves US$0.040 – US$0.080	$0.91 – $1.34
CuEq Reserves & Resources	Public Market Comparables	**35,262Mlbs**	EV / Cu Eq R&R US$0.020 – US$0.040	$4.09 – $7.68
	Precedent Transactions		EV / Cu Eq R&R US$0.025 – US$0.045	$4.99 – $8.58
North American M&A Premiums (Materials)	Premium to Unaffected 20-Day VWAP[2]	**US$0.94[3]**	Premium to 20-Day VWAP 30% – 50%	$1.22 – $1.41

Last Close[1]: US$2.05

Offer Price: US$2.11

Unaffected Price[3]: US$0.79

Source: FactSet, S&P Capital IQ, Bloomberg, management estimates, company filings and press releases
1) As of July 14, 2023; 2) Based on premiums in Canada and the United States; 3) As of June 30, 2023

PARADIGM CAPITAL

Other Considerations

- Paradigm has also considered the following items in the context of the Transaction:

Permitting Uncertainty

- **Poplar has been in the permitting process for more than 15 years. Although seemingly close to finishing the process, there have been material recent setbacks**
- The U.S. Army Corps of Engineers revoked NorthMet's Clean Water Act section 404 permit on June 6, 2023
- The Minnesota Supreme Court reversed a decision by the Court of Appeals and the Court of Appeals must again consider a challenge to the air permit for NorthMet that was put forth by a coalition of environmental groups
- In addition to the contested permits, NewRange will have to apply for and receive permits for production in excess to the originally permitted 32kstpd case

Financing Uncertainty

- **The last time Poplar accessed capital in a conventional fashion was in 2016**
- Since then, Poplar has been equity financed through dilutive rights offerings that have been back-stopped by its controlling shareholder, Glatt
  - **2019 Rights Offering**
    - Date: May 2019
    - Size: US$265M
    - Discount to unaffected price: 112%
    - Glatt pre-financing ownership: 29%
    - Glatt post-financing ownership: 72%
  - **2023 Rights Offering**
    - Date: February 2023
    - Size: US$195M
    - Discount to unaffected price: 107%
    - Glatt pre-financing ownership: 71%
    - Glatt post-financing ownership: 82%
- There can be no assurance that Poplar will have access to capital other than backstopped by Glatt

Public Market Comparables

Name	Share Price (US$)	Market Cap (US$M)	Enterprise Value (US$M)	Cu Eq Reserves (Mlbs)	Cu Eq Reserves and Resources	EV / Cu Eq Reserves (US$/lbs)	EV / Cu Eq R&R (US$/lbs)	P / NAV
Copper Developers								
Filo Mining	$18.75	$2,389	$2,246	4,556	8,802	$0.493	$0.255	0.69x
Marimaca Copper	$3.05	$273	$246	-	2,295	n/a	$0.107	0.50x
Foran Mining	$2.81	$846	$752	537	2,855	$1.400	$0.263	0.92x
Los Andes Copper	$13.85	$419	$415	9,902	37,085	$0.042	$0.011	0.42x
NGEx Minerals	$5.31	$975	$966	-	19,426	n/a	$0.050	0.69x
Western Copper & Gold	$1.64	$271	$238	10,174	20,895	$0.023	$0.011	0.40x
Arizona Sonoran Copper	$1.33	$150	$120	-	7,172	n/a	$0.017	0.38x
Faraday Copper	$0.61	$115	$93	612	6,438	$0.153	$0.015	0.28x
Copper Developers Median						$0.153	$0.033	0.46x
Nickel Developers								
Talon Metals	$0.22	$194	$187	-	1,652	n/a	$0.113	0.31x
Canada Nickel	$1.02	$145	$134	-	30,894	n/a	$0.004	0.14x
FPX Nickel	$0.40	$112	$86	-	26,219	n/a	$0.003	0.44x
Magna Mining	$0.50	$89	$73	450	1,317	$0.162	$0.055	0.32x
Nickel Developers Median						$0.162	$0.030	0.32x
Overall Median						$0.157	$0.033	0.41x
Poplar	$2.05	$402	$306	2,087	35,262	$0.147	$0.009	0.36x
Poplar Metrics at US$2.11 Offer Price								
118kstpd With HydroMet NAV[8]	$2.11	$414	$318	2,087	35,262	$0.152	$0.009	0.53x

The Glatt offer price represents a premium P / NAV multiple as compared to public market comparables

Source: FactSet, S&P Capital IQ, company filings, and press releases; as of July 14, 2023

Precedent Transactions

Target	Acquiror	Pre-Transaction Ownership Percentage	Post-Transaction Ownership	Asset Location	Announcement Date	Implied Enterprise Value (US$M)	Cu Eq Reserves & Resources (Mlbs)	EV / Cu Eq Reserves (US$/lb)	EV / Cu Eq R&R (US$/lbs)	P / NAV
Copper Developers										
Marimaca Copper	Mitsubishi Corporation	0%	5%	Chile	6/21/2023	$291	2,179	n/a	$0.134	0.54x
La Granja Project	First Quantum	0%	55%	Peru	3/30/2023	$1,184	48,623	n/a	$0.024	n/a
Western Copper and Gold Corporation	Mitsubishi	0%	5%	Canada	3/24/2023	$412	10,768	$0.042	$0.038	0.54x
McEwen Copper Inc.	Stellantis	0%	14%	Argentina	2/24/2023	$1,092	32,999	n/a	$0.033	0.50x
MARA Project	Glencore	19%	44%	Argentina	9/23/2022	$933	23,198	$0.058	$0.040	0.49x
San Nicolás Project	Agnico Eagle Mines Limited	0%	50%	Mexico	9/16/2022	$1,160	1,889	n/a	$0.614	0.84x
Josemaria Resources Inc.	Lundin Mining Corporation	0%	100%	Argentina	12/20/2021	$484	24,816	$0.049	$0.019	0.32x
Hot Chili	Glencore	0%	10%	Chile	8/2/2021	$159	7,524	n/a	$0.021	n/a
Western Copper and Gold Corporation	Rio Tinto	0%	8%	Canada	5/17/2021	$297	19,437	n/a	$0.015	0.56x
Santo Domingo project	Capstone Mining Corp.	70%	100%	Chile	3/25/2021	$95	1,283	$0.123	$0.074	0.31x
Copper Developers Median								$0.054	$0.036	0.52x
Nickel Developers										
Stillwater Critical Minerals Corp.	Glencore	0%	10%	Canada	6/23/2023	$77	4,572	n/a	$0.017	n/a
FPX Nickel Corp.(1)	Outokumpu	0%	10%	Canada	5/30/2023	$107	26,822	n/a	$0.004	0.43x
Canada Nickel(1)	Anglo American	0%	10%	Canada	2/8/2023	$197	36,676	n/a	$0.005	0.21x
FPX Nickel Corp.	Unnamed Corporate Investor	0%	10%	Canada	11/29/2022	$76	33,847	n/a	$0.002	0.36x
Talon Metals Corp.	Pallinghurst Nickel International Limited	0%	19%	United States	10/18/2021	$305	975	n/a	$0.313	0.58x
Noront Resources Ltd.	Wyloo Metals Pty Ltd.	0%	100%	Canada	5/25/2021	$566	3,035	$0.330	$0.096	n/a
Nickel Developers Median								$0.330	$0.011	0.40x
Overall Median (US$)(2)								$0.058	$0.029	0.49x
Poplar						$306	35,262	$0.147	$0.009	0.36x
Poplar Metrics at US$2.11 Offer Price										
118ktpd With HydroMet NAV$_8$						$318	35,262	$0.152	$0.009	0.53x

Precedent transactions analysis is similar to public market comparables in evaluating the Glatt offer price, though precedents suggest a higher range of P / NAV multiples

Source: FactSet, S&P Capital IQ, company filings and press releases
1) Transaction pending; 2) Median excludes Poplar

PARADIGM CAPITAL

Discounted Cash Flow Analysis

Key Discounted Cash Flow Highlights

Metal Prices	• July 2023 broker consensus estimates
Construction Start	• 2025
First Production	• Mid-2027
Mine Life	• 50 Years
Throughput (Average)	
Production Years 1 – 4	• 32kstpd
Production Years 5 – 10	• 57kstpd
Production Years 11+	• 119kstpd
Long-Term Metal Assumptions	
Copper Equivalent	• 18,132Mlbs
Copper	• 12,226Mlbs
Nickel	• 1,603Mlbs
Cobalt	• 57Mlbs
Platinum	• 906Koz
Palladium	• 3,893Koz
Gold	• 264Koz
Silver	• 2,707Koz
Operating Costs (LOM Average)	
Mining	• US$2.45/st
Processing	• US$9.58/st
Cash Costs	• US$1.81/lbs
Total Capital Costs	• **US$5,731M**
NPV_8 (100% Basis)	• **US$1,542M**

Corporate NAV Build



$771M
($62M)
$62M
$96M
$867M
50% of Project NPV
(-) Corporate Adjustments
(+) Corporate Adjustments(1)
(+) Cash
Poplar NAV

NAV Per Share Sensitivity Analysis – 0.4x[2] P / NAV

Discount Rate	Copper Price (US$/lbs)				
	$3.00	**$3.50**	**$3.75**	**$4.00**	**$4.25**
6%	$2.05	$3.00	$3.47	$3.93	$4.39
8%	$0.84	$1.46	**$1.77**	$2.07	$2.37
10%	$0.19	$0.62	$0.84	$1.04	$1.25

Discount Rate	Nickel Price (US$/lbs)				
	$7.50	**$8.00**	**$8.50**	**$9.00**	**$9.50**
6%	$3.23	$3.35	$3.47	$3.59	$3.71
8%	$1.61	$1.69	**$1.77**	$1.85	$1.92
10%	$0.73	$0.78	$0.84	$0.89	$0.94

Note: See pages 22 – 28 for additional details on assumptions behind the discounted cash flow analysis
1) Based on US$5M until 2076, the final year of cash flows in the financial model; Corporate Adjustments have been excluded from NAV calculations due to assumed synergies subsequent to the Transaction; 2) 0.40x P / NAV based on the median for public market comparables

North American M&A Premiums – Last 24 Months



Unaffected Overall
Median: 34%
10-Day VWAP Overall
Median: 39%
20-Day VWAP Overall
Median: 38%
30-Day VWAP Overall
Median: 39%
18%
20%
34%
29%
33%
38%
36%
37%
30%
30%
32%
33%
49%
53%
55%
57%
Energy (15 transactions)
Industrials (20 transactions)
Materials (26 transactions)
Other (124 transactions)
Premium to Unaffected Price
Premium to 10-Day VWAP
Premium to 20-Day VWAP
Premium to 30-Day VWAP

Source: S&P Capital IQ, FactSet; for transaction values US$100M – US$1B; as of June 30, 2023

Note: 'Other' includes Communication Services, Consumer Staples, Health Care, Information Technology, Utilities, Real Estate, Financials and Consumer Discretionary; Consumer Staples does not include 10- and 30-day VWAPs for Anjac Health's acquisition of Apollo Healthcare., Energy does not include 10 and 30-day VWAP for Macro Enterprises go private transaction; data includes transactions where less than 100% of ownership was acquired

Appendix

A. Discounted Cash Flow Assumptions And Output

PARADIGM CAPITAL

Commodity Prices And Unit Costs

Commodity Prices

Commodity Price Assumptions		2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	LOM Average
Copper	US$/lbs	4.00	4.08	4.01	3.92	3.75	3.75	3.75	3.75	3.75	3.75	3.75	**3.77**
Nickel	US$/lbs	9.00	9.00	9.07	9.39	8.50	8.50	8.50	8.50	8.50	8.50	8.50	**8.56**
Cobalt	US$/lbs	24.00	27.75	28.75	26.00	26.00	26.00	26.00	26.00	26.00	26.00	26.00	**25.89**
Platinum	US$/oz	1,262.50	1,400.00	1,450.00	1,500.50	1,185.00	1,185.00	1,185.00	1,185.00	1,185.00	1,185.00	1,185.00	**1,192.70**
Palladium	US$/oz	1,400.00	1,300.00	1,230.00	1,362.50	1,245.00	1,245.00	1,245.00	1,245.00	1,245.00	1,245.00	1,245.00	**1,254.79**
Gold	US$/oz	1,712.50	1,700.00	1,630.00	1,550.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	**1,609.67**
Silver	US$/oz	22.75	22.75	22.50	22.00	21.50	21.50	21.50	21.50	21.50	21.50	21.50	**21.60**
Po Conc	US$/dmt	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	**55.00**

Per Unit Costs

Per Unit Costs		2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	LOM Average
Mining Costs	US$/t	-	-	4.17	4.17	4.17	2.90	2.90	2.90	2.90	2.90	2.90	**2.45**
Processing Costs	US$/t	-	-	8.61	12.94	12.08	10.76	10.30	10.97	10.98	11.50	12.26	**9.58**
G&A Costs	US$k	-	-	13,000	13,000	13,000	18,200	18,200	18,200	18,200	18,200	18,200	**17,888**
Royalty	% of Net Revenue	-	-	1.36%	2.87%	3.02%	2.91%	2.99%	2.96%	2.98%	2.99%	3.02%	**3.07%**

Source: Management estimates

PARADIGM CAPITAL

Production Profile



CuEq Production (Mlbs)
Cash Costs (US$/lbs)
-
63
134
123
144
159
160
162
165
142
362
363
312
323
348
333
331
324
315
326
363
$2.1
$1.9
$2.0
$1.9
$1.8
$1.9
$1.9
$1.9
$2.3
$1.8
$1.8
$2.1
$2.0
$1.9
$2.0
$2.0
$2.0
$2.0
$2.0
$1.8
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
LOM Average

Source: Management estimates

Discounted Cash Flow Analysis Output

Project Caber Model Summary Production Year Year		Y-2 2025	Y-1 2026	Y1 2027	Y2 2028	Y3 2029	Y4 2030	Y5 2031	Y6 2032	Y7 2033	Y8 2034	Y9 2035	2036 - 2075 Average	LOM Totals
Gross Revenue														
Copper	US$M	-	-	147.8	266.1	240.2	282.6	317.2	361.1	407.3	407.3	371.0	1,063.3	45,867.4
Nickel	US$M	-	-	44.5	115.4	88.1	96.1	101.3	115.4	122.5	128.3	112.2	312.3	13,641.7
Cobalt	US$M	-	-	6.0	11.2	9.5	10.3	10.9	12.4	13.2	13.8	12.0	33.7	1,472.4
Platinum	US$M	-	-	7.0	22.2	20.3	28.4	32.9	20.0	11.2	11.7	6.3	22.1	1,079.6
Palladium	US$M	-	-	40.7	102.0	91.4	109.2	118.6	82.5	50.3	51.2	27.9	99.3	4,855.1
Gold	US$M	-	-	1.5	6.8	9.3	12.1	14.1	8.1	4.6	5.0	2.9	8.5	421.8
Silver	US$M	-	-	0.6	1.4	1.2	1.4	1.8	0.8	-	0.5	0.5	1.2	58.3
Po Conc	US$M	-	-	3.9	-	-	-	-	-	-	-	1.4	15.5	637.8
Total Gross Revenue	**US$M**	**-**	**-**	**252.0**	**525.2**	**460.0**	**540.0**	**596.9**	**600.3**	**609.2**	**617.9**	**534.2**	**1,556.0**	**68,034.2**
Operating costs														
Mining Costs	US$M	-	-	(30.2)	(48.4)	(48.4)	(43.1)	(46.4)	(46.4)	(46.4)	(46.4)	(46.4)	(96.8)	(4,369.0)
Processing Costs	US$M	-	-	(62.4)	(150.1)	(140.1)	(159.8)	(165.0)	(175.7)	(175.8)	(184.2)	(196.3)	(396.7)	(17,676.0)
G&A Costs	US$M	-	-	(13.0)	(13.0)	(13.0)	(18.2)	(18.2)	(18.2)	(18.2)	(18.2)	(18.2)	(18.2)	(894.4)
Royalty	US$M	(0.2)	(0.2)	(3.2)	(14.2)	(13.1)	(14.7)	(16.7)	(16.5)	(16.7)	(17.0)	(14.8)	(45.9)	(1,994.9)
Total Operating Costs	**US$M**	**(0.2)**	**(0.2)**	**(108.8)**	**(225.6)**	**(214.6)**	**(235.8)**	**(246.4)**	**(256.8)**	**(257.2)**	**(265.9)**	**(275.8)**	**(557.5)**	**(24,934.3)**
EBITDA	**US$M**	**(0.2)**	**(0.2)**	**123.0**	**266.2**	**216.0**	**268.4**	**311.1**	**298.4**	**301.9**	**301.8**	**213.3**	**866.2**	**37,391.7**
Net Profit	**US$M**	**(93.4)**	**(106.2)**	**(8.5)**	**188.0**	**138.5**	**183.0**	**226.2**	**136.0**	**129.5**	**147.8**	**104.7**	**632.2**	**26,421.7**
Capital Costs														
Initial Capital Costs	US$M	(466.3)	(530.0)	(744.2)	(41.7)	(41.7)	(41.7)	-	(366.7)	(366.7)	(196.7)	-	-	(2,945.4)
Sustaining Capital Costs	US$M	-	-	-	(14.2)	(49.5)	(37.8)	(40.7)	(37.4)	(53.1)	(28.8)	(51.0)	(60.3)	(2,785.3)
Total Capital Costs	**US$M**	**(466.3)**	**(530.0)**	**(744.2)**	**(55.9)**	**(91.2)**	**(79.5)**	**(40.7)**	**(404.0)**	**(419.7)**	**(225.4)**	**(51.0)**	**(60.3)**	**(5,730.7)**
After-tax Free Cash Flow	**US$M**	**(434.2)**	**(524.9)**	**(615.7)**	**131.4**	**126.4**	**167.3**	**257.6**	**(86.5)**	**(123.4)**	**42.7**	**137.2**	**680.6**	**26,502.2**

Discount Rate	**%**	**8%**
Net Present Value	**USM**	**1,542**

Poplar NAV Build		
50% of Project NPV	US$M	771.1
(-) Debt	US$M	-
(-) Corporate G&A	US$M	-
(+) Cash	US$M	95.8
Poplar NAV	**US$M**	**866.9**
Shares Outstanding	M	196.0
Poplar NAV Per Share	**US$**	**$4.42**

Source: Management estimates

B. Commodity Price Deck

Copper (US$/lbs)

Broker	As of	2023	2024	2025	2026	2027	2028	LT
CIBC	12-Jun-23	$3.69	$3.75	$3.85	-	-	-	$3.55
BMO	7-Jun-23	$3.90	$3.65	$3.63	$3.97	$4.26	-	$3.95
JPMorgan Chase & Co	14-Jun-23	$3.94	$4.47	-	-	-	-	-
Morgan Stanley	29-Jun-23	$3.90	$3.85	$4.08	$4.08	$4.08	$4.08	$4.00
Credit Suisse	5-Jun-23	$3.98	$3.80	$4.00	$4.20	$4.14	-	$3.50
Stifel Financial	15-Jun-23	$4.01	$4.25	$4.50	$4.20	-	-	-
National Bank Financial	17-Apr-23	$4.01	$4.00	$3.75	$3.75	-	-	$3.50
TD Securities	21-Apr-23	$4.02	$4.10	$4.25	$4.50	-	-	$3.75
HSBC Bank	21-Apr-23	$3.96	$3.70	$3.75	$3.80	$3.85	-	$3.30
UBS	19-Jun-23	$3.89	$4.00	$4.00	$4.00	$3.95	-	$3.50
Bank of America	5-Jun-23	$4.28	$4.48	$4.76	$4.36	$3.87	-	$3.77
Macquarie Group	1-Jun-23	$3.71	$3.53	$3.60	$3.97	$4.27	$4.33	-
RBC	5-Jun-23	$4.00	$4.00	$4.50	$4.50	$3.50	-	$3.50
Deutsche Bank	3-Jul-23	$3.85	$3.99	$4.54	$4.08	-	-	$4.08
Canaccord Genuity	6-Jun-23	$4.02	$4.25	$4.50	$4.25	$4.25	-	-
Raymond James	2-Jun-23	$3.89	$4.00	-	-	-	-	$3.75
Scotiabank	16-Jun-23	$4.00	$4.00	$4.50	$5.00	$5.50	-	$4.00
Jefferies	17-Jun-23	$3.81	$4.13	$5.00	$5.50	-	-	$4.00
Cormark Securities	2-Jun-23	$3.85	$3.75	$3.75	$3.75	$3.75	$3.75	-
Paradigm Capital	22-May-23	$4.00	$4.25	$4.00	-	-	-	-
Barclays	19-Jun-23	$3.88	$3.48	$3.40	$3.40	$3.50	$3.75	$3.30
Mean		**$3.93**	**$3.97**	**$4.12**	**$4.19**	**$4.08**	**$3.98**	**$3.70**
Median		**$3.94**	**$4.00**	**$4.00**	**$4.08**	**$4.01**	**$3.92**	**$3.75**

Nickel (US$/lbs)

Broker	As of	2023	2024	2025	2026	2027	2028	LT
CIBC	12-Jun-23	$11.81	$9.20	$9.00	-	-	-	$8.45
BMO	7-Jun-23	$10.20	$9.00	$8.16	$9.07	$9.53	-	$8.85
JPMorgan Chase & Co	6-Jun-23	$10.92	$10.76	$10.60	$9.07	-	-	-
Morgan Stanley	29-Jun-23	$10.07	$8.73	$8.45	$8.62	$9.07	$9.39	$9.54
Credit Suisse	22-May-23	$10.07	$8.00	$7.50	$9.50	-	-	$8.50
TD Securities	21-Apr-23	$10.70	$9.75	$9.50	$9.00	-	-	$9.00
HSBC Bank	21-Apr-23	$10.39	$9.00	$9.00	$9.00	$9.25	-	$7.70
UBS	19-Jun-23	$10.70	$9.00	$9.00	$9.00	$9.05	-	$8.00
Macquarie Group	18-May-23	$10.74	$8.85	$9.41	$9.53	$9.75	$10.14	-
RBC	17-May-23	$10.49	$9.00	$9.00	$9.00	$9.00	-	$8.00
Deutsche Bank	3-Jul-23	$10.02	$9.07	$9.02	$8.62	-	-	$8.62
Bank of America	26-May-23	$10.53	$9.64	$11.34	$9.60	$7.76	-	$7.38
Raymond James	2-Jun-23	$10.51	$11.00	-	-	-	-	$10.00
Stifel Financial	15-Jun-23	$11.70	$11.00	$10.00	$10.00	-	-	-
Scotiabank	16-Jun-23	$10.45	$9.50	$9.25	$9.00	$9.50	-	$9.50
Jefferies	17-Jun-23	$9.89	$8.75	$8.50	$8.50	-	-	$8.00
Cormark Securities	5-May-23	$9.00	$9.00	-	-	-	-	-
Paradigm Capital	26-Jan-23	$10.00	$10.00	$8.50	-	-	-	$8.50
Barclays	19-Jun-23	$11.09	$10.00	$8.00	$8.00	$8.00	$8.00	$8.00
Mean		**$10.49**	**$9.43**	**$9.07**	**$9.03**	**$8.99**	**$9.18**	**$8.54**
Median		**$10.49**	**$9.07**	**$9.00**	**$9.00**	**$9.07**	**$9.39**	**$8.50**

Contact Information

David Roland
Chief Executive Officer
+1 416 216 6844
droland@paradigmcap.com

Art Chipman
Partner, Head of Advisory
+1 416 624 4938
achipman@paradigmcap.com

Jason Matheson
Managing Director, Head of Execution
+1 647 381 1026
jmatheson@paradigmcap.com

Scott Lendrum
Director, Mining Investment Banking
+1 416 363 4813
slendrum@paradigmcap.com

Paradigm Capital Inc.
95 Wellington Street West
Suite 2101, PO Box 55
Toronto, Ontario
M5J 2N7